Exhibit 4.2

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of January 31, 2005, and is made by and among Accuride Corporation, a Delaware corporation (the “Issuer”), and each of the Stockholders (as defined below).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 24, 2004, as amended (the “Merger Agreement”), by and among the Issuer, Amber Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Issuer, Transportation Technologies Industries, Inc., a Delaware corporation, those persons identified as Signing Stockholders therein (including the Stockholders), and Andrew Weller, Jay Bloom and Mark Dalton, as the Company Stockholders Representatives, the Issuer has agreed to enter into this Agreement as a condition to the consummation of the transactions contemplated thereby; and

WHEREAS, the Issuer and each of the Stockholders has entered into a Shareholders Rights Agreement, dated as of January 31, 2005 (the “Stockholders Agreement”), which includes, among other things, restrictions on the Stockholders’ ability to Transfer shares of Common Stock held by the Stockholders, which restrictions shall be applicable notwithstanding anything set forth in this Agreement; and

WHEREAS, the Issuer and the Stockholders desire to provide for the registration under the Securities Act of 1933, as amended, of the Registrable Securities (as defined below), all according to the terms of this Agreement; and

WHEREAS, the Issuer and the parties to the Registration Rights Agreement dated January 21, 1998 by and between the Issuer and Hubcap Acquisition L.L.C. (the “Existing Registration Rights Agreement”) wish to amend and restate the Existing Registration Rights Agreement as provided herein and to terminate the Existing Registration Rights Agreement; and

WHEREAS, as an inducement to such Stockholders to enter into the Merger Agreement, the Stockholders and the Issuer have agreed to enter into this Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Issuer and the Stockholders hereby agree as follows:

1.                                      Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by or under common control with, such other Person.   For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

“Albion Holder” shall mean any Holder that is an Affiliate of Albion Alliance Mezzanine Fund (“Albion”), including without limitation Albion/TTI Securities Acquisition, L.L.C.

“Board” shall mean the Board of Directors of the Issuer.

“Closing Date” shall mean the date of the closing of the transactions contemplated by the Merger Agreement.

“Common Stock” shall mean the common stock of the Issuer, par value $0.01 per share.

“Demand Notice” shall have the meaning set forth in Section 3(b) hereof.

“Demand Registration” shall mean a registration pursuant to Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Holder” shall mean any party hereto (other than the Issuer) and any holder of Registrable Securities, Minority Stockholder or Management Holder who is entitled to the benefits of this Agreement pursuant to Section 2(b) or Section 11.

“Issuer IPO” shall mean, after the date hereof, the Issuer’s initial sale of its Common Stock to the general public in an firmly committed underwritten public offering pursuant to an effective registration statement on Form S-1 or any successor form, under the Securities Act.

“KKR Holder” shall mean any Holder that is an Affiliate of Kohlberg Kravis Roberts & Co. (“KKR”) or KKR Associates, L.P., including, without limitation, Hubcap Acquisition L.L.C.

“Management Agreements” shall have the meaning set forth in Section 11 hereof.

“Management Holders” shall have the meaning set forth in Section 11 hereof.

“Minority Stockholders” shall have the meaning set forth in Section 11 hereof.

“Minority Stockholders Agreement” shall have the meaning set forth in Section 11 hereof.

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“NASD” shall mean the National Association of Securities Dealers, Inc.

“Person” shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall mean a registration pursuant to Section 4 hereof.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 (or any similar or successor form) in compliance with the Securities Act and the applicable rules and regulations thereunder (a “registration statement”), and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean all shares of Common Stock held or issuable, from time to time, to the Holders and any securities of the Issuer which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Common Stock and such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, and (ii) such Registrable Securities are distributed by a Holder to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; and provided, further, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration” shall mean a Demand Registration or a Piggyback Registration.

“Registration Expenses” shall have the meaning set forth in Section 7 hereof.

“Registration Statement” shall mean any registration statement of the Issuer which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” shall mean the Securities and Exchange Commission.

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“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stockholders” shall mean the parties listed on Exhibit A to this Agreement, as amended from time to time in accordance with the terms hereof.

“Stockholders Agreement” shall have the meaning set forth in the Recitals hereto.

“Transfer” shall have the meaning set forth in the Stockholders Agreement.

“Trimaran Holders”  shall mean all Holders that are Affiliates of Trimaran Capital Partners (“Trimaran”), including without limitation TTI Securities Acquisition, LLC.

“Underwritten Registration” or “Underwritten Offering” shall mean a sale of securities of the Issuer to an underwriter for reoffering to the public.

2.                                      Securities Subject to this Agreement.

(a)                                  Registrable Securities.  The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b)                                 Holders of Registrable Securities.  A Person is deemed to be a Holder of Registrable Securities whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been affected and disregarding any legal restrictions upon the exercise of such right, and such Person has agreed in writing to be bound by the provisions of this Agreement.

3.                                      Demand Registration.

(a)                                  Subject to the provisions of the Stockholders Agreement and this Section 3, KKR Holders which, individually or in the aggregate, at the time of the request provided for below, hold at least 10% of the Issuer’s issued and outstanding Common Stock, may, at any time and from time to time, make a written request to the Issuer for registration, on the appropriate registration form, as provide by Section 3(d) below, under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Securities then held by such KKR Holders.  Subject to the provisions of the Stockholders Agreement and this Section 3, upon the earlier to occur of (i) the closing of the Issuer IPO, and (ii) the fifth anniversary of the Closing Date, Trimaran Holders, which, individually or in the aggregate, at the time of the request provided for below, hold at least 10% of the Issuer’s issued and outstanding Common Stock, may, at any time and from time to time, make a written request to the Issuer for registration on the appropriate registration form, as provide by Section 3(d) below, under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Securities then held by such Trimaran Holders.

(b)                                 Promptly upon receipt of any such request contemplated by this Section 3(a) (but in no event more than five business days thereafter), the Issuer will serve written notice (the “Demand Notice”) of such registration request to all Holders (including Minority Stockholders and Management Holders deemed Holders pursuant to Section 11 hereof), and the Issuer will include in such registration all Registrable Securities of any such Holder with respect

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to which the Issuer has received written requests for inclusion therein within 10 days after the Demand Notice has been given to the applicable Holders.  All requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(c)                                  Issuer’s Right to Defer Registration.  If the Issuer is requested to effect a Demand Registration and the Issuer furnishes to the Stockholders requesting such registration a copy of a resolution of the Board certified by the secretary of the Issuer stating that in the good faith judgment of the Board it would be adverse to the Issuer and its securityholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder, the Issuer shall have the right to defer such filing for a period of not more than 90 days after receipt of the request for such registration from such Stockholders, provided, however, that the Issuer shall not utilize this right more than once in any twelve month period.

(d)                                 Registration Statement Form.  Registrations under this Section 3 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the Stockholders exercising their demand registration rights hereunder and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Stockholders’ request for such registration.  If, in connection with any registration under this Section 3 which is proposed by the Issuer to be on Form S-3 or any successor form to such Form, the managing underwriter, if any, shall advise the Issuer in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(e)                                  Expenses.  The Issuer shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

(f)                                    Priority on Demand Registrations.  If the managing underwriter or agent of a Demand Registration advises the Issuer in writing that in its opinion the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in the offering covered by such Demand Registration without a significant adverse effect on the price, timing or distribution of the securities offered, the Issuer will include in such registration only the number of securities that, in the opinion of such underwriter or agent, can be sold without a significant adverse effect on the price, timing or distribution of the securities offered, selected pro rata among the Holders which have requested to be included in such Demand Registration based upon the relative proportionate total holdings of Registrable Securities to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriters or agent.  In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected for such underwriting.  Notwithstanding the foregoing, with respect to the underwriting agreement or any other documents reasonably required under such agreement, (i) no Holder shall be required to make any representation or

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warranty with respect to or on behalf of the Issuer or any other stockholder of the Issuer, and (ii) the liability of any Holder shall be limited as provided in Section 8(b) hereof.

The Issuer and other holders of securities of the Issuer may include such securities in such Registration if, but only if, such underwriter or agent concludes that such inclusion will not interfere with the successful marketing of all the Registrable Securities requested to be included in such registration.

(g)                                 Selection of Underwriters.  If any distribution pursuant to a Demand Registration involves an Underwritten Offering, the Holder holding the most Registrable Securities included in such Demand Registration (including Registrable Securities of its Affiliates included in such Demand Registration) shall have the right to select the managing underwriter or underwriters to administer the underwritten offering, which managing underwriters shall be a firm of nationally recognized standing and shall be reasonably satisfactory to the Issuer.

4.                                      Piggyback Registrations.

(a)                                  Participation.  Subject to Sections 4(b) hereof, if at any time after the date hereof the Issuer files a Registration Statement (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to employees or management of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any shares of Common Stock (other than pursuant to Section 3 hereof), then the Issuer shall give prompt notice (the “Piggyback Notice”) to the Holders (including the Minority Stockholders and the Management Stockholders as provided by Section 11) and such Holders shall be entitled to include in such Registration Statement the Registrable Securities held by them.  The Piggyback Notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each Holder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that is proposed to be included in such Registration Statement.  The Issuer shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 7 days after the Piggyback Notice has been given.

(b)                                 Underwriter’s Cutback.  Notwithstanding the foregoing, if a Registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering delivers an opinion to the Issuer that the total or kind of securities which such Holders and any other Persons intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the Issuer shall include in such Registration (i) first, 100% of the securities the Issuer, or the Person initiating such Registration, proposes to sell, (ii) second, if the Registration is being initiated by a Person other than the Issuer, 100% of the securities the Issuer proposes to sell, and (iii) third, to the extent of the amount of securities which all other Holders have requested to be included in such Registration, which, in the opinion of the managing underwriter or underwriters, can be sold without such adverse effect referred to above, such amount to be allocated pro rata among the Holders which have requested to be included in such Piggyback Registration based upon the relative proportionate total holdings of

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Registrable Securities.  All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Issuer.  Notwithstanding the foregoing, with respect to the underwriting agreement or any other documents reasonably required under such agreement, (i) no Holder shall be required to make any representation or warranty with respect to or on behalf of the Issuer or any other stockholder of the Issuer, and (ii) the liability of any Holder shall be limited as provided in Section 8(b) hereof.  If any Holder disapproves of the terms of such underwriting, such Holder may elect to withdraw therefrom by written notice to the Issuer and the underwriter.

(c)                                  Expenses.  The Issuer shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4.

(d)                                 Issuer’s Control.  The Issuer may decline to file a Registration Statement after giving the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that the Issuer shall promptly notify each Holder in writing of any such action and provided further that the Issuer shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

5.                                      Lock-Up Agreement.

(a)                                  Restrictions on Public Sale by Holders of Registrable Securities.  Provided that all parties (other than the Issuer) hereto are treated equally and all executive officers and directors of the Issuer are also so bound, each Holder agrees that, if so requested by the Board or any managing underwriter in respect of an Underwritten Offering of the Issuer’s securities, such Holder will not sell, make any short sale of, loan, grant any option for the purchase of, hypothecate, hedge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Issuer’s securities, including without limitation shares of Common Stock, options or warrants exercisable for shares of the Issuer’s securities, or any other security convertible into or exchangeable for shares of the Issuer’s securities (other than as part of such underwritten public offering), (i) during a period not to exceed 180 days following the effective date of the initial registration statement of the Issuer filed under the Securities Act (or such shorter period as the Issuer or managing underwriter may authorize) and (ii) during a period not to exceed 90 days following the effective date of a registration statement other than the initial registration statement (or such shorter period as the Issuer or managing underwriter may authorize) (each, a “Stand-Off Period”).  Each Holder agrees to execute and deliver a lock up agreement as may be reasonably requested by the Issuer and/or managing underwriter consistent with the foregoing obligations.  In order to enforce the foregoing covenant, the Issuer may impose stock transfer restrictions with respect to the securities (including any Registrable Shares) of each Holder until the end of the applicable Stand-Off Period.

Notwithstanding the foregoing, the obligations described in this Section 5(a) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future

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(b)                                 No Inconsistent Agreements.  The Issuer will not enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders by this Agreement.

6.                                      Registration Procedures.

In connection with the Issuer’s Registration obligations pursuant to Sections 3 and 4 hereof, the Issuer will use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Issuer will as expeditiously as possible:

a.                                       prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Registration Statement to become effective; provided, that the Issuer will furnish copies of any amendments or supplements in the form filed with respect to any Piggyback Registration, simultaneously with the filing of such amendments or supplements;

b.                                      prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

c.                                       notify the selling Holders and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Issuer (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish such selling Holders and managing underwriters with copies thereof, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any time the representations and warranties of the Issuer contemplated by paragraph (m) below cease to be true and correct and (v) of the receipt by the Issuer of

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any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

d.                                      promptly notify the selling Holders and the managing underwriters, if any, at any time prior to nine months after the time of issue of the Prospectus, when the Issuer becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) when such Prospectus was delivered not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holders and the managing underwriters, if any, a supplement or amendment to such Prospectus which will correct such statement or omission or effect such compliance;

e.                                       make every reasonable effort to obtain the withdrawal of any stop order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities;

f.                                         if requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

g.                                      furnish to each selling Holder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

h.                                      deliver to each selling Holder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Issuer consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the

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Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

i.                                          on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with the selling Holders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any such seller, underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Issuer will not be required to qualify generally to do business in any jurisdiction where it in not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

j.                                          cooperate with the selling Holders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

k.                                       use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

l.                                          not later than the effective date of the applicable Registration, provide a CUSIP number for all Registrable Securities and provide the applicable trustee or transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

m.                                    make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

n.                                      enter into such customary agreements (including an underwriting agreement) and take all such other actions as the majority of the Holders of any Registrable Securities being sold or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities, including making management of the Issuer available to participate in a customary “roadshow” as reasonably requested by the managing underwriters;

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o.                                      obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Issuer, upon consummation of the sale of such Registrable Securities to the underwriters (the “Offering Closing Date”) in customary form and in form, substance and scope reasonably satisfactory to such Holders, underwriters or agents and their counsel;

p.                                      obtain for delivery to the Issuer and the underwriter or agent, with copies to the Holders, a comfort letter from the Issuer’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or the Holders of a majority of the Registrable Securities being sold reasonably request, dated the effective date of the Registration Statement and brought down to the Offering Closing Date;

q.                                      cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

r.                                         make available for inspection by a representative of the Holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration; provided that any records, information or documents that are designated by the Issuer in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by law;

s.                                       use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

t.                                         as promptly as practicable after filing with the SEC of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the selling Holders and to the managing underwriters, if any;

u.                                      provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

v.                                      use its best efforts to list (if such Registrable Securities are not already listed) all Registrable Securities covered by such Registration Statement on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

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The Issuer may require each Holder of Registrable Securities as to which any Registration is being effected to furnish to the Issuer such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Issuer may from time to time reasonably request in writing.  Each Holder agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement.

Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(d) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(d) hereof, or until it is advised in writing by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

7.                                      Registration Expenses.

All expenses incident to the Issuer’s performance of or compliance with this Agreement, including without limitation (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the SEC and the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the majority of the Holders of the Registrable Securities being sold may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (v) Securities Act liability insurance if the Issuer so desires or the underwriters so require, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (vii) all reasonable fees and disbursements of one counsel selected by the Holders of the majority of the Registrable Securities being registered to represent all of the Holders of Registrable Securities being registered in connection with such registration, (viii) all fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Securities under the securities or blue sky laws of any state), and (ix) fees and expenses of other Persons retained by the Issuer (all such expenses being herein called “Registration Expenses”), will be borne by the Issuer, regardless of whether the Registration Statement becomes effective (except as provided in Section 3(e) hereof).  The Issuer

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will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

8.                                      INDEMNIFICATION

(a)                                  Indemnification by Issuer.  The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its officers, directors and employees and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Issuer by such Holder expressly for use therein, or are based on any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities laws in connection with the offering covered by the Registration; and the Issuer will reimburse the Holders, each of their respective stockholders, partners, members, managers, trustees, directors, officers, employees, agents, underwriters and each Person who controls each Holder or underwriter for any reasonable legal and other expenses as and when incurred in connection with investigating or defending any such claim, loss, damage, liability or expense; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (i) such Holder failed to deliver or cause to be delivered a copy of the Prospectus to the Person asserting such loss, claim, damage, liability or expense after the Issuer had furnished such Holder with a sufficient number of copies of the same and (ii) the Prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and the Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense after the Issuer had furnished such Holder with a sufficient number of copies of the same.  The Issuer will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested.

(b)                                 Indemnification by Selling Holder of Underlying Securities. In connection with each Registration, each selling Holder will furnish to the Issuer in writing such information and affidavits as the Issuer reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted

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by law, the Issuer, its directors and officers and each Person who controls the Issuer (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such selling Holder to the Issuer specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense.  In no event shall the liability of any selling Holder hereunder (together with any liability of such selling Holder under any similar provision contained in any applicable underwriting agreement) be greater in amount than the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (less underwriters’ discount and commissions) exceeds the total amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission of such Holder.  The Issuer shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person).  If such defense is assumed by the indemnifying party, the indemnifying party shall not enter into any settlement with respect to such matter without the consent of the indemnified party (which consent shall not be unreasonably withheld or delayed); provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder.  If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or

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delayed), provided that no indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel.

(d)                                 Other Indemnification.  Indemnification similar to that specified in this Section 8 (with appropriate modifications) shall be given by the Issuer and each seller of Registrable Securities with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(e)                                  Contribution.  If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable (other than pursuant to the terms of clauses (a) or (b)) to an indemnified party or insufficient (other than pursuant to the terms of clauses (a) or (b)) to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the amount by which the total price at which the Registrable Securities of such holder was offered to the public (less underwriters’ discount and commissions) exceeds the total amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission of such Holder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.                                      Rule 144.

Following the Issuer IPO, the Issuer covenants that it will use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will use its reasonable efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such information and requirements.  Notwithstanding anything contained in this Section 9, the Issuer may deregister

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under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

10.                               Participation in Underwritten Registrations.

No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  Nothing in this Section 10 shall be construed to create any additional rights regarding the Registration of Registrable Securities in any Person otherwise than as set forth herein.

11.                               Additional Parties.

As of the date hereof, the Issuer has (i) entered into, and may in the future enter into, various stockholder agreements and options agreements prior to or subsequent to the date hereof (the “Management Agreements”) with certain key employees of the Issuer and one or more of its subsidiaries (the “Management Holders”) that own or will own Common Stock or options to purchase shares of Common Stock, and (ii) entered into that certain Stockholders’ Agreement, dated as of January 21, 1998, as amended from time to time (the “Minority Stockholders Agreement”) by and among certain holders of the Common Stock (the “Minority Stockholders”), the Issuer and Hubcap Acquisition L.L.C.  The Management Agreements and the Minority Stockholders Agreement provide that in the event the Issuer registers shares of Common Stock held by the Holders pursuant to this Agreement, the Management Holders and the Minority Holders have the right, subject to certain conditions set forth in the Management Agreements and the Minority Stockholders, to require the Issuer to include in such registration statement shares of Common Stock held by the Management Holders.  In addition, in certain circumstance, the Minority Stockholders Agreement gives the Minority Stockholders the right to request the Issuer to file a “shelf” Registration Statement.  Each of the parties hereto acknowledges that registration rights of the Management Holders and the Minority Stockholders and agrees that the Issuer’s obligations under this Agreement coincide with its obligations to the Management Holders and the Minority Stockholders with respect to such registration rights and that the Management Holders and the Minority Stockholders will be treated as if they were a Holder under this Agreement to the extend provided in the Management Agreements and the Minority Stockholders Agreement. Notwithstanding the foregoing, Management Holders shall not be deemed Holders for purposes of Section 12(c) and 12(m).

12.                               Miscellaneous.

(a)                                  Remedies.  Remedies for any breach by the Issuer of its obligations in this Agreement shall be cumulative with, and not exclusive of, any other remedies available to any Holder.  Upon a breach of this Agreement by the Issuer, each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a

16

breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 Interpretations.  As used in this Agreement, defined terms shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” even if not actually followed by such phrase unless the context expressly provides otherwise.  All references herein to Sections, paragraphs and Exhibits shall be deemed references to this Agreement unless the context shall otherwise require.  Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any section or Exhibit and terms defined in any section or Exhibit shall have the same meanings when used in the Agreement or in any other section or Exhibit.  The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, any not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of the Holders of a majority of the outstanding Registrable Securities, so long as (i) such amendment, modification, supplement, waiver or consent does not adversely affect the rights of any Holder or group of Holders of Registrable Securities hereunder disproportionately, in which case, the written consent of such Holders disproportionately affected shall be necessary, and (ii) any amendment or supplement to this Agreement that would have the effect of changing the percentage of Registrable Securities owned by Holders required to take an action must be approved in writing by Holders owning such percentage of Registrable Securities; provided, however, that the Issuer may amend, modify or supplement the provisions of this Agreement and may waive or consent to departures from the provisions hereof, without the consent of the Holders of a majority of the outstanding Registrable Securities, so long as such amendment, modification, supplement, waiver or consent does not adversely affect the rights of Holders of Registrable Securities hereunder, or to add Persons as Holders and to amend Exhibit A to add such Persons as Holders, to the extent permitted by this Agreement.  This Agreement may be terminated only with the prior written approval of the Issuer, the KKR Holders owning a majority of the Registrable Securities held by the KKR Holders and the Trimaran Holders owning a majority of the Registrable Securities held by the Trimaran Holders.

(d)                                 Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:  (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier (such as FedEx) receipt requested, upon receipt; (iii) if sent by facsimile transmission (with confirmation of receipt), with a copy mailed on the same day in the manner provided in clauses (i) and (ii) of this Section 12(d), when transmitted; and (iv) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the Stockholder at the address provided in Exhibit A, to the Issuer at the address set forth below, or to such other address as any party shall provide by like notice to the other parties hereto:

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Accuride Corporation

7140 Office Circle

Evansville, Indiana 47715

Telephone:  (812) 962-5000

Facsimile:  (812) 962-5470

Attention: David K. Armstrong

with a copy to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California  94025

Telephone:  (650) 328-2600

Facsimile:  (650) 463-2600

Attention: Peter F. Kerman

(e)                                  Recapitalizations.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock and to any and all shares of capital stock or other securities which may be issued in respect of, in exchange for, in substitution of the Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalization and the like occurring after the date hereof.

(f)                                    Attorney’s Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(g)                                 Successors and Assigns.  This Agreement including, without limitation, all registration rights in connection with the ownership of all or a portion of the Registrable Securities pursuant to Sections 3 and 4 hereof, shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, transferees of Registrable Securities; provided, however, that a transferee of Registrable Securities shall agree in writing to be bound by the provisions of this Agreement prior to become a Holder.

(h)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)                                     Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

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(k)                                  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l)                                     Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

(m)                               Additional Rights. Except as contemplated by Section 11, the Issuer shall not amend any existing, or grant to any other holder of Common Stock any, rights to request the Issuer to effect the Registration of any shares of Common Stock, or any “piggyback” registration rights with respect to shares of Common Stock, on terms that are more favorable to such holders than the terms set forth herein without the prior written consent of Holders owning 75% of the then Registrable Securities.  Hubcap Acquisition LLC agrees not to consent to any amendment of the Minority Stockholders Agreement which would violate this Section 12(m) if consented to by the Issuer.

(n)                                 Limited Liability.  Notwithstanding any provision hereof, none of the obligations of any KKR Holder, any Trimaran Holder or any Albion Holder under this Agreement shall be an obligation of any officer, director, member, limited partner or general partner of KKR, Trimaran or Albion.  Any liability or obligation of any KKR Holder, any Trimaran Holder or any Albion Holder arising out of this Agreement shall be limited to and satisfied only out of the assets of such KKR Holder, such Trimaran Holder or such Albion Holder.

(o)                                 Termination of Existing Registration Rights Agreement.  The parties hereto, constituting all of the parties to the Existing Registration Rights Agreement, hereby agree that the Existing Registration Rights Agreement is superseded in its entirety by this Agreement and that the Existing Registration Rights Agreement shall be, and hereby is, terminated, null and void.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

The Issuer:	ACCURIDE CORPORATION,
a Delaware corporation

	By:	/s/Terrence J. Keating
Name: Terrence J. Keating
Title: President and Chief Executive Officer

Stockholders:

By:
Its:

By:
Its:

By:
Its:

By:
Its:

HUBCAP ACQUISITION L.L.C.

By:	/s/James H. Greene, Jr.
Name:	James H. Greene, Jr.
Title:	President

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ADAM GOTTLIEB

/s/Adam Gottlieb

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

CIBC INC.

By:	/s/Illegible
Name:	Illegible
Title:	Agent

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

THOMAS BEGEL

/s/Thomas Begel

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

CIBC EMPLOYEE PRIVATE EQUITY
FUND (TRIMARAN) PARTNERS

By:	/s/Jay Bloom
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

CIBC CAPITAL CORPORATION

By:	/s/Jay Bloom
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

TTI SECURITIES ACQUISITION, LLC
By: Trimaran Fund II, L.L.C., its Managing
Member

By:	/s/Jay Bloom
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

TRIMARAN CAPITAL, L.L.C.

By:	/s/Jay Bloom
Name:	Jay Bloom
Title:	Managing Director

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

TRIMARAN PARALLEL FUND II, L.P.

By:	/s/Jay Bloom
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

CARAVELLE INVESTMENT FUND,
L.L.C.
By: Trimaran Advisors, L.L.C., its Investment
Manager and Attorney-in-Fact

By:	/s/David Millison
Name:	Trimaran Advisors, L.L.C.
Title:	Managing Director

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

TRIMARAN FUND II, L.L.C.

By:	/s/Jay Bloom
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

JOHN WILKINSON

/s/John Wilkinson

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

TIMOTHY MASEK

/s/Timothy Masek

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

JOE HICKS

/s/Joe Hicks

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

JAMES CIRAR

/s/James Cirar

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ROBERT JACKSON

/s/Robert Jackson

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

FRED CULBREATH

/s/Fred Culbreath

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ANTHONY DONATELLI

/s/Anthony Donatelli

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

LEE SWAFFORD

/s/Lee Swafford

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ANDREW WELLER

/s/Andrew Weller

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

KENNETH TALLERING

/s/Kenneth Tallering

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

DONALD MUELLER

/s/Donald Mueller

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

CAMILLO SANTOMERO

/s/Camillo Santomero

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ALBION/TTI SECURITIES
ACQUISITION, LLC

By:	/s/Charles Gonzalez
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ALBION ALLIANCE MEZZANINE
FUND, L.P.
By: Albion Alliance LLC, its General
Partner

By:	/s/Charles Gonzalez
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

ALBION ALLIANCE MEZZANINE
FUND II, L.P.
By: AA MEZZ II GP, LLC, its General
Partner

By: Albion Alliance LLC, its Sole Member

By:	/s/Charles Gonzalez
Name:
Title:

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]

DAVID RIESMEYER

/s/David Riesmeyer

[SIGNATURE PAGES TO REGISTRATION RIGHTS AGREEMENT]